Exhibit 1.1

AMENDMENT NO. 1 TO SALES AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated as of August 5, 2020 to the Original Agreement (as defined below) is by and among (1) Realty Income Corporation, a Maryland corporation (the “Company”), (2) the Agents and Forward Purchasers (as such terms are defined in the Original Agreement referred to below) named on the signature pages hereof and (3) Truist Securities, Inc. (“TSI”).

WHEREAS, the parties to this Amendment (other than TSI) are parties to the Sales Agreement dated December 6, 2019 (the “Original Agreement”);

WHEREAS, BB&T Capital Markets, a division of BB&T Securities, LLC (“BBTS”) (which is named as an Agent but not a forward purchaser in the Original Agreement) and TSI are direct, wholly-owned subsidiaries of Truist Financial Corporation (“Truist” and, together with its subsidiaries and affiliated entities, the “Truist Organization”);

WHEREAS, as part of certain internal reorganization efforts within the Truist Organization, effective as of August 1, 2020 (the “Effective Date”) (a) BBTS contributed and assigned certain of its assets, including its rights under the Original Agreement (collectively, the “Contributed Assets”), to BB&T Merger Sub, Inc. (“Merger Sub”), and (b) SunTrust Robinson Humphrey (“STRH”) subsequently assumed and succeeded to the Contributed Assets upon the merger of Merger Sub with and into STRH, with STRH as the survivor of such merger (the “Combination”);

WHEREAS, for administrative ease and convenience, such assignment to Merger Sub and assumption by STRH was separately documented and executed as an assignment of the Original Agreement directly from BBTS to TSI;

WHEREAS, immediately following the Combination, STRH changed its name to Truist Securities, Inc. effective as of the Effective Date;

WHEREAS, the parties hereto desire to amend the Original Agreement to reflect the fact that TSI has succeeded to all rights, and assumed all obligations, of BBTS under the Original Agreement, and has become an Agent (but not a forward seller), all effective as of the Effective Date;

NOW, THEREFORE, in consideration of covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto agree as follows:

Section 1. Certain Definitions. As used in this Amendment, the term “Agreement” shall mean the Original Agreement, as amended by this Amendment; and all other capitalized terms used in this Amendment but not defined herein shall have the respective meanings ascribed thereto in the Original Agreement.

Section 2. Assignment and Assumption. Effective as of the Effective Date, (i) BBTS irrevocably assigns, grants, transfers, contributes and conveys to TSI all of BBTS’ right, title and interest in, to and under the Original Agreement, (ii) TSI accepts such assignment, grant, transfer, contribution and conveyance of all such right, title and interest, and (iii) TSI assumes, and agrees to pay when due and perform when required, all liabilities and obligations of BBTS under or in connection with the Original Agreement, including, without limitation, all liabilities and obligations arising on or before the date of this Amendment and all liabilities and obligations arising before, on or after the date of this Amendment in connection with events, actions, omissions or other circumstances that occurred or existed on or prior to the date of this Amendment. Without limitation to the foregoing, TSI agrees to be bound by and to comply with the covenants, agreements and other terms and provisions of the Agreement applicable to an Agent thereunder.

Section 3. Amendments to Original Agreement. The Original Agreement shall be amended as follows, such amendments to the effective (except as otherwise provided in clause (iv) below) as of the Effective Date: (i) the name and address of BBTS appearing on page 1 of the Original Agreement shall be deleted and replaced with the following:

“Truist Securities, Inc.
3333 Peachtree Road NE

11th Floor

Atlanta, Georgia 30326”

(ii) the subparagraph containing BBTS’ name and address and facsimile number for notices appearing in the first paragraph of Section 10 of the Original Agreement shall be deleted and replaced with the following:

“Truist Securities, Inc.
3333 Peachtree Road NE

11th Floor

Atlanta, Georgia 30326

Attention: Reid Burford and Geoff Fennel

Facsimile: (404) 926-5995”;

(iii) all other references in the Original Agreement to “BB&T Capital Markets, a division of BB&T Securities, LLC” (other than the reference appearing in Section 18 of the Original Agreement) shall be deleted and replaced with a reference to “Truist Securities, Inc.”, and

(iv) all references in the Original Agreement to “MUFG Securities Americas Inc.” and “MUFG Securities EMEA plc” (which entities previously elected to terminate the Original Agreement as to themselves), including their respective names and addresses appearing on pages 1 and 2 of the Original Agreement, their respective names and addresses for notice appearing in Section 10 of the Original Agreement and their respective names and signatures appearing on the signature pages of the Original Agreement, shall be deleted, effective as of April 23, 2020.

Section 4. Confirmation of Transactions. For purposes of clarity, the parties hereto acknowledge and agree that, by virtue of this Amendment and the other transactions described above, BBTS ceased to be an Agent under and a party to the Original Agreement, and TSI became an Agent (but not a forward seller) under and a party to the Original Agreement, all effective as of the Effective Date; and, to the extent required by the Original Agreement, the parties hereto consent to this Amendment and the transactions contemplated hereby (including, without limitation, the assignment and assumption set forth in Section 2 hereof).

Section 5. Provisions Applicable to Termination of an Agent as to Itself. BBTS’ ceasing to be an Agent under and party to the Original Agreement as of the Effective Date shall be deemed to be a termination of the Original Agreement by BBTS as to itself under Section 9(a) of the Original Agreement and, as a result, shall be subject to the survival of certain terms and provisions of the Original Agreement that, as provided in Section 9(d) of the Original Agreement or elsewhere therein, shall survive any such termination and remain in full force and effect.

Section 6. Prospectus Supplement. The Company agrees to file promptly with the Commission a supplement to the Prospectus to reflect the fact that BBTS has ceased to be an Agent under the Agreement and that TSI has become an Agent (but not a forward seller), under the Agreement (which prospectus supplement may also reflect the prior withdrawal of MUFG Securities Americas Inc. as an Agent and of MUFG Securities EMEA plc as a Forward Purchaser), agrees to provide such prospectus supplement to the other parties hereto and Sidley Austin LLP a reasonable amount of time prior to the proposed filing thereof, and agrees not to file or use such prospectus supplement if any of the other parties hereto or Sidley Austin LLP shall reasonably object thereto. The parties hereto agree that, notwithstanding the provisions of Sections 3(c), (o), (p) or (q) of the Agreement, no written notice from the Company, officers’ certificates, legal opinions, negative assurance letters or accountants’ letters shall be required solely as a result of the filing or use of such prospectus supplement or the execution of this Amendment and no such event shall be deemed a Representation Date (as such term is defined in the Original Agreement), but, notwithstanding the foregoing, that such prospectus supplement shall be deemed to have been filed with the Commission in accordance with Section 3(c) of the Original Agreement and that the term “Prospectus Supplement,” as used in the Agreement, shall be deemed to include such prospectus supplement.

Section 7. Original Agreement. The Original Agreement is hereby ratified and confirmed in all respects and, except as amended hereby, shall remain in full force and effect.

Section 8. Parties. This Amendment shall each inure to the benefit of and be binding upon the Agents, including any substitute Agents pursuant to Section 9 of the Original Agreement, the Forward Purchasers, the Company, BBTS and TSI and their respective successors. Nothing expressed or mentioned in this Amendment is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, the Company, BBTS and TSI and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Amendment or any provision herein contained. This Amendment and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, the Company, BBTS and TSI and their respective successors and for the benefit of no other person, firm or corporation.

Section 9. Trial by Jury. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

Section 10. GOVERNING LAW AND TIME. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

Section 11. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “executed,” “execution,” signed,” “signature,” and words of like import in this Amendment or in any instruments, agreements, certificates, notices or other documents entered into or delivered pursuant to or in connection with this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 12. Manner of Notice. Each party hereto agrees that, anything in the Agreement to the contrary notwithstanding, any notice required to be given to such party pursuant to the Agreement in connection with the matters contemplated by this Amendment may be given to such party by email, such email to be sent to one or more of its employees who are involved in the Realty Income ATM program, and that such email shall be effective on the date it is sent.

Section 13. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above:

Realty Income Corporation

By:	/s/ Michael R. Pfeiffer
	Name:	Michael R. Pfeiffer
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

[Signature Page to the Amendment No. 1 to Sales Agreement]

Mizuho Securities USA LLC,		Wells Fargo Bank, National Association,
As Agent		As Forward Purchaser

By:	/s/ JT Deignan	By:	/s/ Cathleen Burke
	Name: JT Deignan		Name: Cathleen Burke
	Title: Managing Director		Title: Managing Director

BB&T Capital Markets, a division of		RBC Capital Markets, LLC,
BB&T Securities, LLC,		As Agent
As Agent
		By:	/s/ Asad Kazim
By:	/s/ Eric Watson		Name: Asad Kazim
	Name: Eric Watson		Title: Managing Director
Title: Managing Director
RBC Capital Markets, LLC,
Truist Securities, Inc.		As agent for Royal Bank of Canada,
As Forward Purchaser
By:	/s/ Reid Burford
	Name: Reid Burford	By:	/s/ Brian Ward
	Title: Managing Director		Name: Brian Ward
Title: Managing Director

Stifel, Nicolaus & Company, Incorporated,		BofA Securities, Inc.,
As Agent		As Agent

By:	/s/ Chad M. Gorsuch
	Name: Chad M. Gorsuch	By:	/s/ Hicham Hamdouch
	Title: Managing Director		Name: Hicham Hamdouch
Title: Managing Director
Wells Fargo Securities, LLC,
As Agent		Bank of America, N.A.,
As Forward Purchaser
By:	/s/ Elizabeth Alvarez
	Name: Elizabeth Alvarez	By:	/s/ Jake Mendelsohn
	Title: Managing Director		Name: Jake Mendelsohn
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Robert W. Baird & Co. Incorporated,		BNY Mellon Capital Markets, LLC,
As Agent		As Agent

By:	/s/ Christopher Walter	By:	/s/ Dan Klinger
	Name: Christopher Walter		Name: Dan Klinger
	Title: Director		Title: Managing Director

Barclays Capital Inc.,		By:	/s/ Joseph Mancino
As Agent			Name: Joseph Mancino
Title: President and CAO
By:	/s/ Nicholas Cunningham
	Name: Nicholas Cunningham	The Bank of New York Mellon,
	Title: Managing Director	As Forward Purchaser

Barclays Bank PLC,		By:	/s/ Robert Lynch
As Forward Purchaser			Name: Robert Lynch
Title: Managing Director
By:	/s/ Nicholas Cunningham
	Name: Nicholas Cunningham	By:	/s/ Sabrina Washington
	Title: Managing Director		Name: Sabrina Washington
Title: Director
J.P. Morgan Securities LLC,
As Agent		Jefferies LLC,
As Agent and as Forward Purchaser
By:	/s/ Stephanie Little
	Name: Stephanie Little	By:	/s/ Donald Lynaugh
	Title: Executive Director		Name: Donald Lynaugh
Title: Managing Director, ECM
JPMorgan Chase Bank, National Association,
As Forward Purchaser		Citigroup Global Markets Inc.,
As Agent
By:	/s/ Stephanie Little
	Name: Stephanie Little	By:	/s/ Zhifeng Tao
	Title: Executive Director		Name: Zhifeng Tao
Title: VP

[Signature Page to the Amendment No. 1 to Sales Agreement]

Citibank, N.A.,		Credit Suisse Securities (USA) LLC,
As Forward Purchaser		As Agent

By:	/s/ James Heathcote	By:	/s/ Jim Cronin
	Name: James Heathcote		Name: Jim Cronin
	Title: Authorized Signatory		Title: Managing Director

Goldman Sachs & Co. LLC,		Credit Suisse International,
As Agent and as Forward Purchaser		As Forward Purchaser

By:	/s/ Daniel M. Young	By:	/s/ Bik Kwan Chung
	Name: Daniel M. Young		Name: Bik Kwan Chung
	Title: Managing Director		Title: Authorized Signatory

Morgan Stanley & Co. LLC,		By:	/s/ Shui Wong
As Agent and as Forward Purchaser			Name: Shui Wong
Title: Authorized Signatory
By:	/s/ Jon Sierant
	Name: Jon Sierant	BMO Capital Markets Corp.,
	Title: Executive Director	As Agent

UBS Securities LLC,		By:	/s/ David Raff
As Agent			Name: David Raff
Title: Managing Director
By:	/s/ Whitney Mikell
	Name: Whitney Mikell	By:	/s/ Brian Riley
	Title: Director		Name: Brian Riley
Title: Managing Director, Global Markets
By:	/s/ Chris LoBello
	Name: Chris LoBello	Bank of Montreal,
	Title: Associate Director	As Forward Purchaser

UBS AG, London Branch,		By:	/s/ Roman Law
As Forward Purchaser			Name: Roman Law
Title: Authorized Signatory
By:	/s/ Alexander Li
	Name: Alexander Li	BTIG, LLC,
	Title: Authorized Signatory	As Agent

By:	/s/ Robert Gerbo	By:	/s/ Joseph Passaro
	Name: Robert Gerbo		Name: Joseph Passaro
	Title: Authorized Signatory		Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]

Regions Securities LLC,
As Agent

By:	/s/ Thomas Bove
Name: Thomas Bove
Title: Vice President

Scotia Capital (USA) Inc.,
As Agent

By:	/s/ Michael Kruse
Name: Michael Kruse
Title: Head of Global Banking & Markets, US

The Bank of Nova Scotia,
As Forward Purchaser

By:	/s/ Michael Kruse
Name: Michael Kruse
Title: Head of Global Banking & Markets, US

TD Securities (USA) LLC,
As Agent

By:	/s/ Bradford R. Limpert
Name: Bradford R. Limpert
Title: Managing Director

[Signature Page to the Amendment No. 1 to Sales Agreement]